UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2007

HINES HORTICULTURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24439	33-0803204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12621 Jeffrey Road, Irvine, California 92620
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 559-4444

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

(  ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
(  ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
(  ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
(  ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Robert A. Ferguson, who served as Chief Executive Officer, President and a director of the Company, will no longer be employed by or serve as an officer of the Company and its subsidiary effective July 17, 2007. Pursuant to the terms of the Employment Agreement, dated August 3, 1995 (the “Ferguson Employment Agreement”), by and between Mr. Ferguson and Hines Nurseries, Inc., a wholly-owned subsidiary of the Company, Mr. Ferguson will be entitled to receive (i) one time severance payment of $650,000, less applicable withholding, (ii) a lump sum cash payment delivered by no later than April 20, 2008 equal to a pro rata portion of Mr. Ferguson’s bonus for the 2007 fiscal year (determined upon the basis of the pro rata portion of Hines' sales to the date of termination as compared to the sales for the full fiscal year) and (iii) the Company shall continue to pay Employee's health insurance benefits for the period beginning July 18, 2007 and ending August 17, 2008.
Additionally, Stephen C. Avery, who served as Vice President of Operational Excellence & Human Resource of the Company, left the Company effective July 17, 2007. In connection with Mr. Avery's departure, the Company entered into a Confidential Resignation Agreement and General Release with Mr. Avery on July 17, 2007 (the “Avery Resignation Agreement”). Pursuant to the terms of the Avery Resignation Agreement and in consideration for the releases and agreements of Mr. Avery contained therein, Mr. Avery will be entitled to receive (i) a one time severance payment of $103,500, less applicable withholding; (ii) the pro rata portion of any bonus which Mr. Avery otherwise would have been entitled to receive had Mr. Avery otherwise been employed by the Company on the last day of the 2007 fiscal year, which bonus shall be paid at the same time that other bonuses for such ended fiscal year are paid to other employees of the Company, consistent with past practices; and (iii) the Company shall continue to pay Employee's health insurance benefits for the period beginning July 18, 2007 and ending August 31, 2007.

Following the departure of Robert A. Ferguson from the Company, the board of directors of the Company elected James R. Tennant as Chief Executive Officer and President of the Company, effective July 17, 2007. Mr. Tennant, age 54, has served as a director of the Company since October 1998 and as Chairman of the Board since April 2007. From January 2005 until his appointment as Chief Executive Officer and President of the Company, Mr. Tennant was retired. Mr. Tennant served as Chairman and Chief Executive Officer of Home Products International, a manufacturer and full-service marketer of quality consumer houseware products, from April 1994 to December 2004. Upon his appointment as Chief Executive Officer of the Company, Mr. Tennant ceased to act as an audit committee member of the board of directors of the Company. The board of directors of the Company is considering appropriate compensation arrangements for Mr. Tennant.

The foregoing description of the Ferguson Employment Agreement is only a summary and is qualified in its entirety by reference to the full terms and conditions of the Ferguson Employment Agreement, which was filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission on March 23, 2005, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HINES HORTICULTURE, INC.

Date: July 19, 2007	By:	/s/ Claudia M. Pieropan
Claudia M. Pieropan Chief Financial Officer, Secretary and Treasurer